Exhibit 99.1

Andeavor Announces Closing of $1 Billion of Inaugural Investment Grade Senior Notes

SAN ANTONIO, TEXAS – December 21, 2017 - Andeavor (NYSE: ANDV) announced today that it completed a public offering of $500,000,000 of 3.800% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 of 4.500% Senior Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”).

“We are very pleased with the results of Andeavor’s inaugural investment grade debt offering,” said Steven Sterin, Executive Vice President and CFO. “This refinancing is another example of the continued execution of our stated financial strategy, which lowers our cost of capital, extends debt maturities, and creates additional value for our investors.”

The 2028 Notes were issued at a price of 99.853% of the face amount of the 2028 Notes and the 2048 Notes were issued at a price of 98.574% of the face amount of the 2048 Notes. The Notes will accrue interest from December 21, 2017.

Andeavor intends to use the net proceeds from the offering of Notes to repay borrowings under its revolving credit facility, pay the fees and expenses associated with the foregoing, and for general corporate purposes.

Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., ABN AMRO Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, PNC Capital Markets LLC and RBC Capital Markets, LLC acted as joint book-running managers.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Andeavor

Andeavor is a premier, highly integrated marketing, logistics and refining company. Andeavor’s retail-marketing system includes more than 3,200 stores marketed under multiple well-known fuel brands, including ARCO®, SUPERAMERICA®, Shell®, Exxon®, Mobil®, Tesoro®, USA Gasoline(TM) and Giant®. It also has ownership in Andeavor Logistics LP (NYSE: ANDX) and its non-economic general partner. Andeavor operates 10 refineries with a combined capacity of approximately 1.2 million barrels per day in the mid-continent and western United States.

Forward Looking Statements

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements, which involve risks, uncertainties and assumptions that are difficult to predict. They include, without limitation, statements related to the debt offering, the expected benefits thereof, the Company’s previously communicated financial strategy, and the expected use of proceeds. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. A number of factors could cause our actual results to differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. Such factors include those detailed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and registration statement on Form S-3 (Reg. No. 333-221503) filed with the SEC on November 13, 2017 that are available on our website at http://www.andeavor.com/ and on the SEC’s website at http://www.sec.gov. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Investors:

Brad Troutman, Investor Relations, irelations@andeavor.com, (210) 626-4757

Media:

Andeavor Media Relations, media@andeavor.com, (210) 626-7702